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          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               NETDYNAMICS, INC.

                        SPECIAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints Zah Rinat and A. Brooke Seawell proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of stock of NetDynamics, Inc., a California corporation (the "Company"), standing in the name of the undersigned with all powers which the undersigned would possess if present at
the Special Meeting of Shareholders of the Company to be held           , 1998
at 9:00 a.m. local time, and at any and all adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could so if personally present at thereat, as follows:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SELECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

[ ] I PLAN TO ATTEND THE MEETING

ITEM 1: Approval of (i) the merger (the "Merger"), whereby the Company will become a wholly-owned subsidiary of Sun Microsystems, Inc., a Delaware corporation ("Sun"), pursuant to the terms of that certain Agreement and Plan of Reorganization dated June 30, 1998 (the "Merger Agreement"), by and among the Company, Sun, a wholly-owned subsidiary of Sun, and certain shareholders of NetDynamics and (ii) the Merger Agreement and the transactions contemplated thereby.

             FOR [ ]                AGAINST [ ]               ABSTAIN [ ]

ITEM 2: Approval of the acceleration of vesting of certain options to purchase shares of NetDynamics Common Stock held by Ronald A. Ablemann, a Director of the Company.

             FOR [ ]                AGAINST [ ]               ABSTAIN [ ]

ITEM 3: Approval of the acceleration of vesting of certain options to purchase shares of NetDynamics Common Stock held by James A. Dorrian, a Director of the Company.

             FOR [ ]                AGAINST [ ]               ABSTAIN [ ]
ITEM 4: Approval of the acceleration of vesting of certain options to purchase shares of NetDynamics Common Stock held by A. Brooke Seawell, the Company's Executive Vice President and Chief
        Financial Officer.

             FOR [ ]                AGAINST [ ]               ABSTAIN [ ]
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ITEM 3: To transact such other business as may properly come before the meeting and any adjournments thereof.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU HAVE ANY QUESTIONS, CALL 650-462-7600.

                                              ----------------------------------
                                              Number of Shares

                                              ----------------------------------
                                              Signature of Shareholder      Date

                                              ----------------------------------
                                              Signature of Shareholder      Date

                                              Please sign exactly as name
                                              appears hereon. When shares are
                                              held by joint tenants, both should
                                              sign. When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by President or other authorized
                                              officer. If a partnership, please
                                              sign in full partnership name by
                                              authorized person.